Exhibit 99.1

SEPARATION AGREEMENT, WAIVER AND GENERAL RELEASE

This SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”) is made and entered into as of this 23rd day of November, 2010, by and between Sharon Rudden (“Executive”) and Addus HealthCare, Inc., an Illinois corporation (the “Company”) and a wholly-owned subsidiary of Addus HomeCare Corporation, a Delaware corporation (“Addus HomeCare”) (each a “Party,” and, collectively, the “Parties”).

WHEREAS, Executive and the Company are parties to an Employment Agreement dated as of April 10, 2008, effective as of October 1, 2007, and amended as of September 30, 2009 (as amended, the “Employment Agreement”);

WHEREAS, Executive was granted certain stock options pursuant to (i) an Addus Holding Corporation 2006 Stock Incentive Plan (the “2006 Plan”) Non-Qualified Stock Option Certificate dated as of May 12, 2008, and (ii) a Nonqualified Stock Option Award Agreement pursuant to the Addus HomeCare Corporation 2009 Stock Incentive Plan (the “2009 Plan”) dated as of October 27, 2009 (collectively, the “Option Certificates”);

WHEREAS, Executive and the Company desire to enter into a new agreement that supersedes all prior agreements between them, including without limitation the Employment Agreement and the Option Certificates, as well as all promises, covenants, arrangements, understandings, communications, representations or warranties, whether oral or written, by any Party, or any officer, director, employee, representative or agent thereof, such that any prior agreement between the Parties is hereby terminated;

WHEREAS, the Parties understand that they are waiving legal rights by signing this Agreement, and enter into this Agreement voluntarily, with a full understanding of and agreement with all of its terms;

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Separation from Employment; Cooperation.

(a) On October 20, 2010 (the “Notice Date”), Executive resigned from her employment with the Company, effective November 19, 2010 (the “Separation Date”). The Parties agreed that Executive’s employment with the Company will terminate as of the Notice Date. The Parties further agreed Executive will continue to receive regular base salary payments, less applicable deductions and withholdings, in accordance with the Company’s usual and customary payroll practices, and benefits at the same level offered to and currently enrolled in by the Executive, through the Separation Date.

(b) Executive agrees to make herself available, at the Company’s request, at reasonable times and in reasonable places, to cooperate with and to assist management of the Company and/or its counsel in prosecuting or defending against any lawsuit, complaint, claim, charge or investigation arising out of any transactions or conduct of which she may have knowledge. Executive will be entitled to reimbursement for her reasonable business expenses incurred in connection with such assistance, subject to and in accordance with the Company’s usual and customary policies and procedures concerning reimbursement of business expenses.

2. Separation Benefits.

(a) Provided that Executive agrees to and accepts the terms of this Agreement, and does not timely revoke her acceptance, the Company shall pay to Executive the amount of $96,406.02, less applicable deductions and withholdings (the “Separation Benefits”), in equal installments and in accordance with the Company’s regular and customary payroll practices, over the period commencing on November 20, 2010 and ending on May 20, 2011 (the “Benefits Period”); provided, however, that the Company’s obligation to continue to provide Separation Benefits shall terminate upon Executive’s commencement of employment with a new employer.

(b) Executive agrees and acknowledges that her receipt of the Separation Benefits is subject to and conditioned upon her strict compliance with this Agreement, including without limitation the post-employment restrictions set forth in Sections 7, 8, 9, 10 and 11 below. Executive further agrees that, should she fail to comply with any such post-employment restrictions, the Company, in addition to any other legal or equitable remedy available to it, shall be entitled to immediately and forever cease payment of the Separation Benefits, and to recover any consideration already paid to Executive under this Agreement, including without limitation the Separation Benefits.

(c) Executive agrees and acknowledges that, other than as set forth in this Agreement, Executive is not entitled to and shall not receive any additional compensation, payments or benefits of any kind from the Company, and that no representations or promises to the contrary have been made to Executive. Executive further agrees and acknowledges that, but for entering into and complying with the terms of this Agreement, Executive would not be entitled to receive the payments and benefits set forth in this Agreement, including without limitation the Separation Benefits, that such payments and benefits exceed any consideration to which she would otherwise be entitled, and that such payments and benefits constitute good and sufficient consideration for the promises and covenants of Executive set forth herein.

3. Forfeiture of Options. Executive agrees and acknowledges that all options granted her pursuant to the Option Certificates shall be forfeited as of the date of this Agreement.

4. Release of Claims. In consideration for the agreements of the Company set forth in this Agreement, including without limitation the Separation Benefits, and on behalf of herself, her spouse, agents, heirs and representatives, Executive irrevocably and unconditionally waives, discharges and releases her right to assert against the Releasees (as such term is defined below) any form of claim, complaint or any other form of action seeking any form of relief, including without limitation equitable relief (whether declaratory, injunctive or otherwise), the recovery of damages or any other form of monetary recovery whatsoever (including without limitation back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs), for any alleged action, inaction or circumstance (collectively, “Claims”) existing or arising through the date of this Agreement.

For purposes of this Section 4, the “Releasees” shall include the Company, its parents (including without limitation Addus HomeCare), subsidiaries and affiliates, and their past and present officers, directors, employees, stockholders, owners, representatives, assigns, attorneys, agents and insurers, and their employee benefit programs and plans (including without limitation the 2006 Plan and the 2009 Plan) and the trustees, administrators, fiduciaries and insurers of such programs and plans.

Without limiting the foregoing general waiver and release, Executive specifically waives and releases the Releasees from any Claim arising from or related to Executive’s employment with the Company or the termination thereof, including, without limitation:

•

Claims under any federal, state or local discrimination, fair employment practices or other employment-related statute, regulation or executive order prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation. Without limitation, specifically included in this Section 4 are any Claims arising under the federal Age Discrimination in Employment Act (the “ADEA”), the Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act, the Family & Medical Leave Act, the Illinois Human Rights Act, the Illinois Equal Wage Act, the Illinois Minimum Wage Law, the Illinois Right to Privacy in the Workplace Act, the Illinois Genetic Privacy Act, the Illinois Nursing Mothers in the Workplace Act, the Illinois School Visitation Rights Act, the Illinois AIDS Confidentiality Act, the Illinois Adjustment and Retraining Notification Act, the Illinois Victims’ Economic Security and Safety Act, the Illinois Family Military Leave Act and the Illinois Constitution, the Tennessee Human Rights Act, the Tennessee Wage Regulation Act, the Tennessee Equal Pay Act, the Tennessee Handicap Discrimination Act, the Tennessee Smokers’ Rights Law, the Tennessee Public Protection Act, the Tennessee Maternity Leave Law, the Tennessee Breastfeeding Law, the Tennessee Whistleblower’s Law, the Tennessee Labor Laws, the Tennessee Constitution, the Florida Civil Rights Act of 1992, the Florida AIDS, AIDS-Related Complex, and HIV Discrimination Law, the Florida Equal Pay Law, the Florida Wage Discrimination Law, the Florida Law Prohibiting Discrimination on the Basis of Sickle Cell Trait, the Florida Whistleblowers Law, the Florida Domestic Violence Leave Law, the Florida Discrimination Against Members of the National Guard Law, and the Florida Constitution, as such laws have been amended from time to time.

•

Claims under any other federal, state or local statute, regulation or executive order relating to wages, hours or any other terms and conditions of employment. Without limitation, specifically included in this Section 4 are any Claims arising under the Fair Labor Standards Act, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985, and any similar statute.

•

Claims under any common law theory, including without limitation wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud and negligence.

•	Claims under any agreement between Executive and the Releasees, including without limitation the Employment Agreement and the Option Certificates.

•	Claims under any employee welfare, insurance or severance plan, including without limitation the 2006 Plan and the 2009 Plan.

•	Any other Claim arising under federal, state or local law.

Executive explicitly acknowledges that, because she is over forty (40) years of age, she has specific rights under the ADEA, which prohibits discrimination on the basis of age, and that the releases set forth in this Section 4 are intended to release any right that Executive may have to file a claim against the Company alleging discrimination on the basis of age.

Notwithstanding the foregoing, this Section 4 does not:

•

release the Company from any obligation expressly set forth in this Agreement or from any obligation, including without limitation obligations under the Workers Compensation laws, which as a matter of law cannot be released;

•	prohibit Executive from filing a charge with the Equal Employment Opportunity Commission (“EEOC”);

•	prohibit Executive from participating in an investigation or proceeding by the EEOC or a similar state or local agency; or,

•

prohibit Executive from challenging or seeking a determination in good faith of the validity of this release or waiver under the ADEA or impose any condition precedent, penalty, or costs for doing so unless specifically authorized by federal law.

Executive’s waiver and release, however, are intended to be a complete bar to any recovery or personal benefit by or to Executive with respect to any claim whatsoever, including those raised through a charge with the EEOC, except those which, as a matter of law, cannot be released.

Executive acknowledges and agrees that, but for providing this waiver and release, Executive would not be receiving the consideration provided under the terms of this Agreement, including without limitation the Separation Benefits. Executive further agrees that, should

Executive breach this Section 4, the Company, in addition to any other legal or equitable remedy available to it, shall be entitled to recover any consideration already paid to Executive under this Agreement, including without limitation the Separation Benefits.

5. Review and Revocation Period.

(a) Executive acknowledges that, before signing this Agreement, she was given a period of 21 days in which to review and consider it; that Executive has, in fact, carefully reviewed this Agreement; and, that she is entering into it voluntarily and of her own free will. Executive further acknowledges that the Company encouraged her in writing to show this Agreement to and discuss it with her attorney before signing it, and that, to the extent Executive wished to do so, she has done so. Executive further acknowledges that, if she executed this Agreement before the end of the 21-day period, such early execution was completely voluntary, and Executive had reasonable and ample time in which to review this Agreement.

(b) Executive agrees that, for a period of seven days after she signs this Agreement, she has the right to revoke it by providing notice, in writing (delivered by registered or certified mail, return receipt requested), to: Paul Diamond, Vice President Human Resources, Addus HealthCare, Inc., 2401 S. Plum Grove Road, Palatine, Illinois 60067. This Agreement will not become effective and enforceable until after the expiration of the seven-day revocation period.

(c) Executive understands that her acceptance of any payment or benefit set forth in this Agreement at any time more than seven days after she signs this Agreement confirms that she did not revoke her assent to this Agreement and, therefore, that it is effective and enforceable.

6. Pursuit/Assignment of Released Claims. Executive warrants that, as of the date of this Agreement, she has not filed or caused to be filed any lawsuit, complaint or charge with respect to any Claim this Agreement purports to waive or release, or assigned any such Claim to any other person or entity.

7. Non-Competition.

(a) At no time between the date of this Agreement and the first anniversary of the date hereof (the “Restrictive Period”) shall Executive, without the prior written consent of the Company, directly or indirectly, in any capacity whatsoever, either on her own behalf or on behalf of any other person or entity with whom she may manage, control participate in, consult with, render services for or be employed or associated, compete with the Company, its parents (including, without limitation, Addus HomeCare), its subsidiaries or affiliates (collectively, the “Addus HealthCare Group”) with respect to the provision of home care services of the type and nature that the Addus HealthCare Group provides, any other business activity in which the Addus HealthCare Group is engaged, or any program or service which is under active development or proposed to be performed by the Addus HealthCare Group, each as of the Notice Date (collectively, the “Business”), in any of the following described manners:

(i)	Engage in, assist or have any interest in, as principal, consultant, advisor, agent, financier or employee, any business entity which is,

or which is about to become engaged in, providing goods or services in competition with the Addus HealthCare Group, within a geographic radius of thirty (30) miles from any Addus HealthCare Group branch office;

(ii)	Solicit or accept any business (or help any other person solicit or accept any business) from any person or entity which on the date of this Agreement is a customer of the Addus HealthCare Group or which during the Restrictive Period becomes a customer of the Addus HealthCare Group;

(iii)	Solicit, induce or retain (or help any other person solicit, induce or retain) any current or former employee of the Addus HealthCare Group to become associated with, or to perform services on behalf of, Executive or any third party, or otherwise disrupt, impair, damage or interfere with Addus HealthCare Group’s relationships with its employees (for purposes of this Section 7(a)(iii), a “former” employee of the Addus HealthCare Group shall be one who left his or her employment within six months prior to such solicitation, inducement or retention); or,

(iv)	Induce or attempt to induce (or help any other person induce or attempt to induce) any customer, referral source, supplier, vendor, licensee or other business relation of the Addus HealthCare Group to cease doing business with the Addus HealthCare Group, or in any way interfere with the relationship between any such customer, referral source, supplier, vendor, licensee or business relation, on the one hand, and the Addus HealthCare Group, on the other hand.

(b) Notwithstanding the foregoing provisions, nothing herein shall prohibit Executive from owning 1% or less of any securities of a competitor, if such securities are listed on a nationally recognized securities exchange or traded over-the-counter.

(c) If, at the time of enforcement of this Section 7, a court or arbitrator holds that the restrictions stated herein are unreasonable under the circumstances then existing, the Parties agree that the maximum period, scope or geographic area reasonable under such circumstances determined to be reasonable under the circumstances by such court or arbitrator shall be substituted for the stated period, scope or area.

8. Non-Disclosure. Executive acknowledges that, during the course of her employment with the Company, she has had access to certain Confidential Information (as such term is defined below) of Addus HealthCare Group, and that such information constitutes valuable, special and unique property of Addus HealthCare Group. Executive agrees that except as required by law, at no time shall she disclose or use any Confidential Information, whether such Confidential Information is in Executive’s memory or embodied in writing or other physical form. For purposes of this Agreement, “Confidential Information” means any information, not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of efforts to maintain its secrecy that are reasonable under the circumstances, including without limitation information constituting or concerning: (i) trade secrets; (ii) the business or affairs of the Addus HealthCare Group; (iii) client and customer lists and confidential information; (iv) products or services; (v) fees, costs and pricing structures; (vi) charts, manuals and documentation; (vii) databases; (viii) accounting and business models; (ix) designs; (x) analyses; (xi) drawings, photographs and reports; (xii) computer software; (xiii) copyrightable works; (xiv) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice; (xv) sales records; (xvi) confidential information concerning employees of the Company, including but not limited to compensation information; and (xvii) other proprietary information. Confidential Information, however, shall not include general “know-how” information acquired by Executive in connection with any employment by any third party or which could have been obtained by her from public sources without the expenditure of significant time, effort and expense.

9. Covenant Regarding Confidential and Proprietary Information.

(a) Executive will promptly disclose in writing to the Company each improvement, discovery, idea, invention and proposed publication of any kind whatsoever, relating to the Business made or conceived by Executive either alone or in conjunction with others, if such improvement, discovery, idea, invention or publication results from or was suggested by Executive’s employment with the Company (whether or not patentable and whether or not made or conceived at the request of or upon the suggestion of the Company, and whether or not during Executive’s usual hours of work, whether in or about the premises of the Addus HealthCare Group and whether prior or subsequent to the execution hereof). Executive will not disclose any such improvement, discovery, idea, invention or publication to any person, entity or governmental authority, except the Company. Each such improvement, discovery, idea, invention and publication shall be the sole and exclusive property of, and is hereby assigned by Executive to the Company, and, at the request of the Company, Executive will assist and cooperate with the Company and any person or entity designated from time to time by the Company to obtain for the Company or its designee the grant of any letters patent in the United States of America and/or such other country or countries as may be designated by the Company, covering any such improvement, discovery, idea, invention or publication, and will in connection therewith execute such applications, statements, assignments or other documents, furnish such information and data and take all such other action (including, without limitation, the giving of testimony) as the Company may from time to time reasonably request. The foregoing provisions of this Section 9 shall not apply to any improvement, discovery, idea, invention of publication for which no equipment, supplies, facilities or confidential and proprietary information of the Addus HealthCare Group was used and which was developed entirely on Executive’s own time, unless (i) the improvement, discovery, idea, invention or publication relates to the Business or the actual or demonstrably anticipated research or development of the Business, or (ii) the improvement, discovery, idea, invention or publication results from any work performed by Executive for the Addus HealthCare Group.

10. Non-Disparagement. Executive agrees that she will not make any statement, either in writing or orally, that is communicated publicly or is reasonably likely to be communicated publicly, that is reasonably likely to disparage or otherwise harm the business or reputation of the Addus HealthCare Group, or the reputation of any of its current or former directors, officers, employees or stockholders. The Company agrees that it will instruct Mark Heaney, Paul Diamond, Donna McNally, Greg Swanson, Mark First, Simon Bachleda, Steve Gerringer, Wayne Lowell and Darby Anderson not to make any statement, either in writing or orally, that is communicated publicly or is reasonably likely to be communicated publicly, that is reasonably likely to disparage or otherwise harm the reputation of Executive; provided, that the Company shall have no liability for any statement made by any such person so long as it has complied with its obligations set forth in this sentence.

11. Return of Documents and Other Property. Within seven business days following the execution of this Agreement, Executive shall return all originals and copies of books, records, documents, customer lists, sales materials, tapes, keys, credit cards, computers, laptops, Blackberry or other handheld devices and other tangible property of Addus HealthCare Group within Executive’s possession or under her control.

12. Acknowledgment. Executive acknowledges that, during the course of her employment by the Company, she has been directly and materially involved as a senior executive in important policy and operational decisions of the Addus HealthCare Group. Executive further acknowledges that the scope of the restrictions set forth in this Agreement has been specifically bargained between the Company and Executive, each being fully informed of all relevant facts. Accordingly, the Executive acknowledges that the restrictions set forth in Sections 7, 8, 9, 10 and 11 above are fair and reasonable, and are minimally necessary to protect the Addus HealthCare Group, its stockholders and the public from unfair competition by Executive who, as a result of her employment with the Company, has had access to Confidential Information of the Addus HealthCare Group. Executive further acknowledges that no unreasonable harm or injury will be suffered by her as a result of the enforcement of the restrictions contained in this Agreement, and that she will be able to earn a reasonable livelihood following the termination of her employment notwithstanding enforcement of the covenants contained herein.

13. Remedies for Breach. Executive hereby acknowledges that, in the event of a breach or threatened breach of any of the provisions of Sections 7, 8, 9, 10 or 11 above, such breach or threatened breach will cause the Company to suffer irreparable harm, and that the Company shall be entitled to an injunction from a court of competent jurisdiction restraining the Executive from breaching such provisions. The foregoing, however, shall not be construed as prohibiting the Company from having available to it to any other remedy, either at law or in equity, for such breach or threatened breach, including without limitation the immediate cessation of any remaining Separation Benefits, the recovery of any consideration already paid to Executive under this Agreement, including without limitation the Separation Benefits, the recovery of damages from Executive, and the notification of any employer or prospective employer of Executive of the terms and conditions hereof (each without limiting or affecting Executive’s obligations under this Agreement).

14. Right of Set-Off. In the event of a breach by Executive of the provisions of this Agreement, the Company is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and after ten (10) days prior written notice to Executive, to set-off and apply any amounts at any time held by the Company on behalf of Executive, and all indebtedness at any time owing by the Addus HealthCare Group to Executive, against any and all of the obligations of the Executive now or hereafter existing.

15. No Admission of Liability. Executive agrees that neither this Agreement or the consideration provided hereunder constitute, nor may they be construed as, an admission of liability or wrongdoing of any kind by the Company, Addus HomeCare or any of their respective affiliates.

16. Notices. Unless specified in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed given upon receipt or refusal thereof if delivered personally, sent by overnight courier service, mailed by registered or certified mail (return receipt requested), postage prepaid, or e-mailed to the other Party’s e-mail address on the Company’s computer network. If mailed or sent by overnight courier service, notice shall be sent to the following addresses:

If to Executive, to:

Sharon Rudden

5861 N. Apopka-Vineland Road

Orlando, FL 32818

If to the Company, to:

Addus HealthCare, Inc.

2401 S. Plum Grove Road

Palatine, IL 60067

Attention: CEO

Telephone: (847) 303-5300

Facsimile: (847) 303-1508

With a copy, which shall not constitute notice, to:

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

Attention: Bradley C. Vaiana, Esq.

Telephone: (212) 294-2610

Facsimile: (212) 294-4700

E-mail: bvaiana@winston.com

Any party may change their address for notice by giving all other parties notice of such change pursuant to this Section 16.

17. Entire Agreement/Modification/Waiver. This Agreement reflects the entire agreement between Executive and the Company regarding the subject matter hereof and fully supersedes any and all prior agreements and understandings. There is no other agreement except as stated herein, and Executive acknowledges that neither the Company nor any of its representatives has made any promises to her other than those contained in this Agreement. This Agreement may not be changed unless the change is in writing and signed by Executive and an authorized representative of the Company. The failure of the Company to seek enforcement of any provision of this Agreement in any instance or for any period of time shall not be construed as a waiver of such provision or the Company’s right to seek enforcement of such provision in the future.

18. Severability. The provisions of this Agreement are severable, it being the intention of the Parties that should any provision hereof be deemed invalid or unenforceable, such invalidity or unenforceability shall not effect the remaining provisions hereof, but the same shall remain in full force and effect as if such invalid or unenforceable provision or provisions were omitted.

19. Governing Law. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with the laws of the State of Illinois as applied to agreements entirely entered into and performed in Illinois by Illinois residents exclusive of the conflict of laws provisions of any other state.

20. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, Executive’s employment with the Company or the termination of such employment shall be settled by arbitration in accordance with the Employment Arbitration Rules of the American Arbitration Association in effect as of the date of filing of the arbitration. The arbitration shall be held in Chicago, Illinois before a single arbitrator, unless the parties mutually agree to have the arbitration held elsewhere, and judgment upon the award made therein may be entered by any court having jurisdiction thereof; provided, however, that nothing contained in this Section 20 shall be construed to limit or preclude a party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief in aid of such arbitration or to compel another party hereto to comply with its or his obligations under this Agreement at any time, prior to or during the pendency of any arbitration proceedings, or to enforce an award or decision rendered in such proceedings.

21. Assignment. Executive may not assign any of her rights or obligations under this Agreement. This Agreement shall be binding upon and inure to the benefits of the Company’s successors and assigns. Without limiting the foregoing, the Company may assign its rights and delegate its duties hereunder in whole or in part to any of its affiliates or to any transferee of all or a portion of the assets or business to which this Agreement relates.

22. Confidentiality. Executive agrees that, except as provided in the next sentence, she will keep the terms and conditions of this Agreement in confidence. Unless and until Executive first obtains written permission from the Company, and only to the extent she obtains such permission, Executive will not knowingly disclose this information to anyone, except: (i) as reasonably necessary to enforce this Agreement; (ii) to her attorneys or bona fide tax advisors; (iii) to her spouse; (iv) to governmental taxing authorities; or (v) pursuant to compulsory legal process or a court order. Executive acknowledges and agrees that the Company will disclose this Agreement as required pursuant to applicable law and regulations.

23. Acknowledgments/Counterparts. By executing this Agreement, Executive acknowledges that she has been afforded sufficient time to understand the terms and effects of this Agreement, that her agreements and obligations hereunder are made voluntarily, knowingly and without duress, and that neither the Company nor any of its officers, directors, employees, agents or representatives have made any representations inconsistent with the provisions of this Agreement. This Agreement may be executed in counterparts, each of which when signed will be deemed to be an original, and all of which together will constitute one and the same Agreement.

24. Interpretation. This Agreement shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against any Party.

25. Section 409A. To the extent any provision of this Agreement or action by the Company would subject the Executive to liability for interest or additional taxes under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Company. It is intended that this Agreement will comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for short-term deferrals, separation pay arrangements, reimbursements and in-kind distributions, and this Agreement shall be administered accordingly, and interpreted and construed on a basis consistent with such intent. Each payment under Section 2 above or any Company benefit plan is intended to be treated as one of a series of separate payments for purposes of Code Section 409A and Treasury Regulation §1.409A-2(b)(2)(iii) (or any similar or successor provisions). To the extent any reimbursements or in-kind benefit payments under this Agreement are subject to Code Section 409A, such reimbursements and in-kind benefit payments shall be made in accordance with Treasury Regulation §1.409A-3(i)(1)(iv) (or any similar or successor provisions). This Agreement may be amended to the extent necessary (including retroactively) by the Company in order to preserve compliance with Code Section 409A. The preceding shall not be construed as a guarantee of any particular tax effect for Executive’s compensation and benefits and the Company does not guarantee that any compensation or benefits provided under this Agreement will satisfy the provisions of Code Section 409A.

READ THIS AGREEMENT AND RELEASE AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT; IT INCLUDES A RELEASE AND WAIVER OF KNOWN AND UNKNOWN CLAIMS. CONSULT YOUR ATTORNEY BEFORE SIGNING IT.

IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized officer to execute, this Agreement as of the day and year first above written.

SHARON RUDDEN

/s/ Sharon Rudden
Date:	November 23, 2010

ADDUS HEALTHCARE, INC.

By:	/s/ Mark S. Heaney

Title:	President and CEO
Date:	November 22, 2010